Exhibit 99.1

CONMED Corporation Adds Two Health Care Executives to its Board of Directors

Utica, New York, July 1, 2015 – CONMED Corporation (NASDAQ: CNMD) today announced that it has added David Bronson and John L. Workman to its Board of Directors, effective immediately.

“David and John are outstanding additions to our Board,” commented Mark Tryniski, Chairman of CONMED’s Board of Directors. “They both have extensive experience leading sophisticated health care organizations, executing successful turnarounds, and improving shareholder returns. Their impressive track records will make them vital contributors in guiding CONMED’s growth strategy.”

“We are thrilled to welcome David and John to our Board of Directors,” said Curt R. Hartman, President and Chief Executive Officer of CONMED. “These health care industry veterans bring proven executive leadership and financial expertise, and we are confident that they will provide valuable counsel as we continue to enhance our growth opportunities for the benefit of our customers, shareholders, and employees.”

Mr. Bronson served as Executive Vice President and Chief Financial Officer of PSS World Medical, Inc. from 2002 until it was acquired by McKesson Corp in 2013. In that role, he developed and executed strategies to improve profitability and returns on capital, and he led the deal process, due diligence, and pre-close integration efforts for the acquisition of PSS by McKesson. Prior to that, he was Chief Financial Officer of Digineer, Inc. from 2001 to 2002 and of VWR Scientific Products from 1995 to 1999, when it was acquired by Merck KGaA. Mr. Bronson previously spent 15 years at Baxter Healthcare, Inc., where he held various senior financial executive positions. He is currently a Director and Audit Committee Chair of AxelaCare, Inc. and a Director and a member of the Audit Committee of Labsco, Inc.

Mr. Bronson received his Master of Science Degree in Management Studies from Northwestern University’s Kellogg School of Business and his Bachelor of Science Degree in Accounting from California State University, Fullerton.

Mr. Workman served as Chief Executive Officer of Omnicare, Inc. from 2012 to 2014, as President and Chief Financial Officer from 2011 to 2012, and as Executive Vice President and Chief Financial Officer from 2009 to 2010. At Omnicare, he improved operating efficiencies through a focus on customer service and returned the company to growth and stability. From 2004 to 2009, he was Chief Financial Officer of HealthSouth Corporation, where he oversaw the most comprehensive financial statement reconstruction in Corporate America and reduced the company’s debt level by 50% through both a recapitalization and asset divestitures. Prior to HealthSouth, Mr. Workman served as Chief Executive Officer of U.S. Can Corporation, where he implemented successful cost reduction and lean manufacturing programs and led a turnaround of the company’s European operations. Mr. Workman started his distinguished career at KPMG, where he was a partner from 1981 to 1984. He is currently Chairman of the Board and Audit Committee Chair of Universal Hospital Services and a Director and Audit Committee Chair of Federal Signal Corp.

Mr. Workman received his Master of Business Administration in Finance and Accounting from the University of Chicago and his Bachelor of Science Degree in Accounting from Indiana University.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States, and international sales constitute over 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs 3,400 people. For more information, visit www.conmed.com.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.